Exhibit 99.1

Macrophage Therapeutics, Inc. Wins Delaware Case Against Michael Goldberg for Breach of Fiduciary Duty

DUBLIN, Ohio--(BUSINESS WIRE)--Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced that on June 23, 2021, Vice Chancellor Joseph Slights of the Court of Chancery of the State of Delaware (the “Court”) ruled in favor of Navidea’s wholly-owned subsidiary, Macrophage Therapeutics, Inc. (“MT”) and against its former CEO, Dr. Michael Goldberg, finding that Dr. Goldberg breached his fiduciary duties to MT.

This decision follows an earlier June 12, 2019 ruling in which the Court voided certain transactions putatively authorized by Dr. Goldberg, pursuant to which Dr. Goldberg purported to transfer certain of Navidea’s intellectual property rights (which had been sub-licensed to MT) to a company controlled by Dr. Goldberg, but had previously ruled that there remained factual questions as to whether Dr. Goldberg’s conduct constituted a breach of fiduciary duty to MT.

Following a three-day trial and extensive post-trial briefing, the Court agreed with MT that Dr. Goldberg breached his fiduciary duty.  Specifically, the Court ruled:  “Dr. Goldberg attempted to take for himself that which belonged to [MT].   In doing so, he breached his duty of loyalty to [MT] stockholders.  [MT] was absolutely justified in bringing this action to remedy (in this case undo) the harm caused by Dr. Goldberg’s misconduct.”  The Court disagreed with MT’s arguments regarding damages and, other than awarding nominal damages, declined to award additional relief beyond that which it had previously granted.  With respect to MT’s claim for conversion, the Court found that the claim was not supported because “Dr. Goldberg confirmed that he currently does not own or possess any intellectual property related to either Navidea or [MT]” and that “any IP Dr. Goldberg created while at Navidea or any of its subsidiaries was and remains the property of Navidea and its subsidiaries.”

In addition, the Court denied Dr. Goldberg’s motion to hold MT’s directors and CEO in contempt, denied Dr. Goldberg’s motion to dismiss the lawsuit against him, and granted MT’s motion to dismiss Dr. Goldberg’s petition to remove MT’s board members.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

Forward-Looking Statements

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Contact

Navidea Biopharmaceuticals, Inc.

Jed Latkin

Chief Executive Officer

614-973-7490

jlatkin@navidea.com